UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INERGY HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1792470
(State of incorporation or organization)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-122466 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	NASDAQ Stock Market

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in Inergy Holdings, L.P. (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Cash Distribution Policy,” “Description of the Common Units,” “Material Provisions of the Partnership Agreement of Inergy Holdings, L.P.” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-122466) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on February 2, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-122466), initially filed with the Securities and Exchange Commission on February 2, 2005 (incorporated herein by reference).

2.	Certificate of Conversion of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 29, 2005).

3.	Form of Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 11, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INERGY HOLDINGS, L.P.

By:	INERGY HOLDINGS GP, LLC, its General Partner

By:	/s/ John J. Sherman
John J. Sherman President, Chief Executive Officer and Director

Date: May 6, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-122466), initially filed with the Securities and Exchange Commission on February 2, 2005 (incorporated herein by reference).

2.	Certificate of Conversion of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 29, 2005).

3.	Form of Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 11, 2005).